    Exhibit 99.1
Uber Announces Results for Third Quarter 2025

Trips grew 22% year-over-year and Gross Bookings grew 21% year-over-year
Income from operations of $1.1 billion; Adjusted EBITDA of $2.3 billion, up 33% year-over-year
Operating cash flow of $2.3 billion and Free cash flow of $2.2 billion

SAN FRANCISCO – November 4, 2025 – Uber Technologies, Inc. (NYSE: UBER) today announced financial results for the quarter ended September 30, 2025.

“Uber’s growth kicked into high gear in Q3, marking one of the largest trip-volume increases in the company’s history,” said Dara Khosrowshahi, CEO. “We’re building on that momentum by investing in lifelong customer relationships, leaning into our local commerce strategy, and harnessing the transformative potential of AI and autonomy.”
“We delivered another impressive quarter on both the top and bottom lines, with accelerating growth and record profitability,” said Prashanth Mahendra-Rajah, CFO. “This consistent execution positions us very well to invest in the many accretive growth opportunities ahead, while maintaining our commitment to returning capital to shareholders.”

Financial and Operational Highlights for Third Quarter 2025
•Trips during the quarter grew 22% year-over-year (“YoY”) to 3.5 billion, driven by Monthly Active Platform Consumers (“MAPCs") growth of 17% YoY and monthly Trips per MAPC growth of 4% YoY.
•Gross Bookings grew 21% YoY to $49.7 billion, or 21% on a constant currency basis.
•Revenue grew 20% YoY to $13.5 billion, and 19% on a constant currency basis.
•Income from operations grew 5% YoY to $1.1 billion.
•Net income attributable to Uber Technologies, Inc. was $6.6 billion, which includes a $4.9 billion benefit from a tax valuation release.
•Adjusted EBITDA grew 33% YoY to $2.3 billion. Adjusted EBITDA margin as a percentage of Gross Bookings was 4.5%, up from 4.1% in Q3 2024.
•Net cash provided by operating activities was $2.3 billion and free cash flow, defined as net cash flows from operating activities less capital expenditures, was $2.2 billion.
•Unrestricted cash, cash equivalents, and short-term investments were $9.1 billion at the end of the third quarter. We intend to redeem our $1.2 billion Convertible Notes due December 2025 in Q4 2025.
Outlook for Q4 2025
For Q4 2025, we anticipate:
•Gross Bookings of $52.25 billion to $53.75 billion, representing growth of 17% to 21% YoY on a constant currency basis.
◦Our outlook assumes a roughly 1 percentage-point currency tailwind to total reported YoY growth.
•Adjusted EBITDA of $2.41 billion to $2.51 billion, which represents 31% to 36% YoY growth.

Financial and Operational Highlights for Third Quarter 2025

	Three Months Ended September 30,
(In millions, except percentages)	2024	2025	% Change	% Change (Constant Currency (1))

Monthly Active Platform Consumers (“MAPCs”)	161	189	17%
Trips	2,868	3,512	22%
Gross Bookings	$40,973	$49,740	21%	21%
Revenue	$11,188	$13,467	20%	19%
Income from operations	$1,061	$1,113	5%
Net income attributable to Uber Technologies, Inc. (2)	$2,612	$6,626	154%
Adjusted EBITDA (1)	$1,690	$2,256	33%
Net cash provided by operating activities	$2,151	$2,328	8%
Free cash flow (1)	$2,109	$2,230	6%
(1) See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
(2) Q3 2024 net income includes a $1.7 billion net benefit (pre-tax) from revaluations of Uber’s equity investments. Q3 2025 net income includes a $4.9 billion benefit from a tax valuation release and a $1.5 billion net benefit (pre-tax) from revaluations of Uber’s equity investments.

Results by Offering and Segment
Gross Bookings

	Three Months Ended September 30,
(In millions, except percentages)	2024	2025	% Change	% Change (Constant Currency)

Gross Bookings:
Mobility	$21,002	$25,111	20%	19%
Delivery	18,663	23,322	25%	24%
Freight	1,308	1,307	—%	—%
Total	$40,973	$49,740	21%	21%

Revenue

	Three Months Ended September 30,
(In millions, except percentages)	2024	2025	% Change	% Change (Constant Currency)

Revenue:
Mobility	$6,409	$7,682	20%	18%
Delivery	3,470	4,477	29%	27%
Freight	1,309	1,308	—%	—%
Total	$11,188	$13,467	20%	19%

Adjusted EBITDA and Segment Adjusted EBITDA

	Three Months Ended September 30,
(In millions, except percentages)	2024	2025	% Change

Segment Adjusted EBITDA:
Mobility	$1,682	$2,038	21%
Delivery	628	921	47%
Freight	(19)	(20)	(5)%
Corporate G&A and Platform R&D (1)	(601)	(683)	(14)%
Adjusted EBITDA (2)	$1,690	$2,256	33%
(1) Includes costs that are not directly attributable to our reportable segments. Corporate G&A also includes certain shared costs such as finance, accounting, tax, human resources, information technology and legal costs. Platform R&D also includes mapping and payment technologies and support and development of the internal technology infrastructure. Our allocation methodology is periodically evaluated and may change.
(2) “Adjusted EBITDA” is a non-GAAP measure as defined by the SEC. See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.

Webcast and conference call information
A live audio webcast of our third quarter ended September 30, 2025 earnings release call will be available at https://investor.uber.com/, along with the earnings press release and slide presentation. The call begins on November 4, 2025 at 5:00 AM (PT) / 8:00 AM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.
We also provide announcements regarding our financial performance and other matters, including SEC filings, investor events, press and earnings releases, on our investor relations website (https://investor.uber.com/), and our blogs (https://uber.com/blog) and X accounts (@uber and @dkhos), as a means of disclosing material information and complying with our disclosure obligations under Regulation FD.
About Uber
Uber’s mission is to create opportunity through movement. We started in 2010 to solve a simple problem: how do you get access to a ride at the touch of a button? More than 68 billion trips later, we're building products to get people closer to where they want to be. By changing how people, food, and things move through cities, Uber is a platform that opens up the world to new possibilities.
Forward-Looking Statements
This press release contains forward-looking statements regarding our future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments, particularly with respect to our relationships with drivers and couriers and the impact of the global economy, including rising inflation and interest rates. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our annual report on Form 10-K for the year ended December 31, 2024 and subsequent quarterly reports and other filings filed with the Securities and Exchange Commission from time to time. All information provided in this release and in the attachments is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
Non-GAAP Financial Measures
To supplement our financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we use the following non-GAAP financial measures: Adjusted EBITDA; Free cash flow; as well as, revenue growth rates in constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.
We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

For more information on these non-GAAP financial measures, please see the sections titled “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” included at the end of this release. In regards to forward looking non-GAAP guidance, we are not able to reconcile the forward-looking non-GAAP Adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items. These items include, but are not limited to, significant legal settlements, unrealized gains and losses on equity investments, tax and regulatory reserve changes, restructuring costs and acquisition and financing related impacts.
Contacts
Investors and analysts: investor@uber.com
Media: press@uber.com

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of December 31, 2024	As of September 30, 2025
Assets
Cash and cash equivalents	$5,893	$8,432
Short-term investments	1,084	654
Restricted cash and cash equivalents	545	477
Accounts receivable, net	3,333	3,773
Prepaid expenses and other current assets	1,390	1,803
Total current assets	12,245	15,139
Restricted cash and cash equivalents	2,172	2,574
Restricted investments	7,019	7,882
Investments	8,460	10,330
Equity method investments	302	315
Property and equipment, net	1,952	1,930
Operating lease right-of-use assets	1,158	1,126
Intangible assets, net	1,125	1,104
Goodwill	8,066	8,917
Deferred tax assets	6,171	10,710
Other assets	2,574	3,317
Total assets	$51,244	$63,344
Liabilities, redeemable non-controlling interests and equity
Accounts payable	$858	$1,119
Short-term insurance reserves	2,754	3,268
Operating lease liabilities, current	175	163
Accrued and other current liabilities	7,689	8,571
Total current liabilities	11,476	13,121
Long-term insurance reserves	7,042	8,611
Long-term debt, net of current portion	8,347	10,615
Operating lease liabilities, non-current	1,454	1,412
Other long-term liabilities	449	430
Total liabilities	28,768	34,189

Redeemable non-controlling interests	93	158
Equity
Common stock	—	—
Additional paid-in capital	42,801	39,499
Accumulated other comprehensive loss	(517)	(430)
Accumulated deficit	(20,726)	(10,935)
Total Uber Technologies, Inc. stockholders' equity	21,558	28,134
Non-redeemable non-controlling interests	825	863
Total equity	22,383	28,997
Total liabilities, redeemable non-controlling interests and equity	$51,244	$63,344

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are reflected in thousands, and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2025	2024	2025
Revenue	$11,188	$13,467	$32,019	$37,651
Costs and expenses
Cost of revenue, exclusive of depreciation and amortization shown separately below	6,761	8,109	19,417	22,657
Operations and support	687	735	2,054	2,099
Sales and marketing	1,096	1,277	3,128	3,544
Research and development	774	862	2,324	2,517
General and administrative	630	1,183	2,525	2,509
Depreciation and amortization	179	188	542	534
Total costs and expenses	10,127	12,354	29,990	33,860
Income from operations	1,061	1,113	2,029	3,791
Interest expense	(143)	(112)	(406)	(325)
Other income (expense), net	1,851	1,619	1,593	2,043
Income before income taxes and loss from equity method investments	2,769	2,620	3,216	5,509
Provision for (benefit from) income taxes	158	(4,046)	244	(4,306)
Loss from equity method investments	(12)	(14)	(28)	(39)
Net income including non-controlling interests	2,599	6,652	2,944	9,776
Less: net income (loss) attributable to non-controlling interests, net of tax	(13)	26	(29)	19
Net income attributable to Uber Technologies, Inc.	$2,612	$6,626	$2,973	$9,757
Net income per share attributable to Uber Technologies, Inc. common stockholders:
Basic	$1.24	$3.18	$1.42	$4.67
Diluted	$1.20	$3.11	$1.36	$4.57
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	2,101,660	2,084,180	2,090,809	2,089,220
Diluted	2,154,466	2,124,391	2,153,183	2,124,293

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2025	2024	2025
Cash flows from operating activities
Net income including non-controlling interests	$2,599	$6,652	$2,944	$9,776
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	186	195	561	554
Stock-based compensation	438	465	1,377	1,375
Deferred income taxes	124	(4,167)	101	(4,492)
Unrealized gain on debt and equity securities, net	(1,664)	(1,471)	(1,276)	(1,505)
Unrealized foreign currency transactions	(36)	22	173	(130)
Other	(7)	(16)	(94)	63
Change in assets and liabilities, net of impact of business acquisitions and disposals:
Accounts receivable	196	(22)	(388)	(357)
Prepaid expenses and other assets	(234)	(126)	(664)	(874)
Operating lease right-of-use assets	44	46	137	135
Accounts payable	48	101	24	232
Accrued insurance reserves	789	592	2,161	2,079
Accrued expenses and other liabilities	(256)	111	488	521
Operating lease liabilities	(76)	(54)	(157)	(161)
Net cash provided by operating activities	2,151	2,328	5,387	7,216
Cash flows from investing activities
Purchases of property and equipment	(42)	(98)	(198)	(261)
Purchases of non-marketable equity securities	(56)	(95)	(288)	(286)
Purchases of marketable securities	(4,428)	(6,310)	(9,745)	(13,945)
Proceeds from maturities and sales of marketable securities	1,916	6,514	5,767	13,547
Acquisition of businesses, net of cash acquired	—	—	—	(804)
Other investing activities	(82)	42	(146)	(201)
Net cash provided by (used in) investing activities	(2,692)	53	(4,610)	(1,950)
Cash flows from financing activities
Issuance of term loan and notes, net of issuance costs	3,972	2,232	3,972	3,359
Principal repayment on term loan and notes	(1,973)	(1,200)	(1,986)	(1,200)
Principal payments on finance leases	(45)	(37)	(122)	(112)
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	—	—	103	120
Repurchases of common stock	(372)	(1,463)	(697)	(4,611)
Other financing activities	19	(70)	40	(151)
Net cash provided by (used in) financing activities	1,601	(538)	1,310	(2,595)
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	62	(27)	(88)	202
Net increase in cash and cash equivalents, and restricted cash and cash equivalents	1,122	1,816	1,999	2,873
Cash and cash equivalents, and restricted cash and cash equivalents
Beginning of period	7,881	9,667	7,004	8,610
End of period	$9,003	$11,483	$9,003	$11,483

Key Terms for Our Key Metrics
Driver(s). The term Driver collectively refers to independent providers of ride or delivery services who use our platform to provide Mobility or Delivery services, or both.
Gross Bookings. We define Gross Bookings as the total dollar value, including any applicable taxes, tolls, and fees, of: Mobility rides, Delivery orders (in each case without any adjustment for consumer discounts and refunds, Driver and Merchant earnings, and Driver incentives) and Freight revenue. Gross Bookings do not include tips earned by Drivers. Gross Bookings are an indication of the scale of our current platform, which ultimately impacts revenue.
Monthly Active Platform Consumers (“MAPCs”). We define MAPCs as the number of unique consumers who completed a Mobility ride or received a Delivery order on our platform at least once in a given month, averaged over each month in the quarter. While a unique consumer can use multiple product offerings on our platform in a given month, that unique consumer is counted as only one MAPC.
Segment Adjusted EBITDA. We define each segment’s Adjusted EBITDA as segment revenue less direct costs and expenses of that segment as well as any applicable exclusions from Adjusted EBITDA.
Trips. We define Trips as the number of completed consumer Mobility rides and Delivery orders in a given period. For example, an UberX Share ride with three paying consumers represents three unique Trips, whereas an UberX ride with three passengers represents one Trip. We believe that Trips are a useful metric to measure the scale and usage of our platform.
Definitions of Non-GAAP Measures
We collect and analyze operating and financial data to evaluate the health of our business and assess our performance. In addition to revenue, net income (loss), income (loss) from operations, and other results under GAAP, we use: Adjusted EBITDA; Free cash flow; as well as, revenue growth rates in constant currency, which are described below, to evaluate our business. We have included these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Our calculation of these non-GAAP financial measures may differ from similarly-titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss), excluding (i) income (loss) from discontinued operations, net of income taxes, (ii) net income (loss) attributable to non-controlling interests, net of tax, (iii) provision for (benefit from) income taxes, (iv) income (loss) from equity method investments, (v) interest expense, (vi) other income (expense), net, (vii) depreciation and amortization, (viii) stock-based compensation expense, (ix) certain legal, tax, and regulatory reserve changes and settlements, (x) goodwill and asset impairments/loss on sale of assets, (xi) acquisition, financing and divestitures related expenses, (xii) restructuring and related charges and (xiii) other items not indicative of our ongoing operating performance.
We have included Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges.
Legal, tax, and regulatory reserve changes and settlements
Legal, tax, and regulatory reserve changes and settlements are primarily related to certain significant legal proceedings or governmental investigations related to worker classification definitions, or tax agencies challenging our non-income tax positions. These matters have limited precedent, cover extended historical periods and are unpredictable in both magnitude and timing, therefore are distinct from normal, recurring legal, tax and regulatory matters and related expenses incurred in our ongoing operating performance.
Limitations of Non-GAAP Financial Measures and Adjusted EBITDA Reconciliation
Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA excludes certain restructuring and related charges, part of which may be settled in cash;
•Adjusted EBITDA excludes other items not indicative of our ongoing operating performance;
•Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense or the cash necessary to pay income taxes;
•Adjusted EBITDA does not reflect the components of other income (expense), net, which primarily includes: interest income; foreign currency exchange gains (losses), net; and unrealized gain (loss) on debt and equity securities, net; and
•Adjusted EBITDA excludes certain legal, tax, and regulatory reserve changes and settlements that may reduce cash available to us.
Constant Currency
We compare the percent change in our current period results from the corresponding prior period using constant currency disclosure. We present constant currency growth rate information to provide a framework for assessing how our underlying revenue performed excluding the effect of foreign currency rate fluctuations. We calculate constant currency by translating our current period financial results using the corresponding prior period’s monthly exchange rates for our transacted currencies other than the U.S. dollar.
Free Cash Flow
We define free cash flow as net cash flows from operating activities less capital expenditures.
Reconciliations of Non-GAAP Measures
Adjusted EBITDA
The following table presents reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2025	2024	2025
Adjusted EBITDA reconciliation:
Net income attributable to Uber Technologies, Inc.	$2,612	$6,626	$2,973	$9,757
Add (deduct):
Net income (loss) attributable to non-controlling interests, net of tax	(13)	26	(29)	19
Loss from equity method investments	12	14	28	39
Provision for (benefit from) income taxes	158	(4,046)	244	(4,306)
Other (income) expense, net	(1,851)	(1,619)	(1,593)	(2,043)
Interest expense	143	112	406	325
Income from operations	1,061	1,113	2,029	3,791
Add (deduct):
Depreciation and amortization	179	188	542	534
Stock-based compensation expense	438	465	1,377	1,375
Legal, tax, and regulatory reserve changes and settlements	—	479	661	507
Goodwill and asset impairments/loss on sale of assets	—	2	(3)	2
Acquisition, financing and divestitures related expenses	8	6	16	28
Loss on lease arrangements, net	—	—	—	2
Restructuring and related charges	4	3	20	4
Adjusted EBITDA	$1,690	$2,256	$4,642	$6,243

Free Cash Flow
The following tables present reconciliations of free cash flow to the most directly comparable GAAP financial measure for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2025	2024	2025
Free cash flow reconciliation:
Net cash provided by operating activities	$2,151	$2,328	$5,387	$7,216
Purchases of property and equipment	(42)	(98)	(198)	(261)
Free cash flow	$2,109	$2,230	$5,189	$6,955

Twelve Months Ended
(In millions)	September 30, 2025
Free cash flow reconciliation:
Net cash provided by operating activities	$8,966
Purchases of property and equipment	(305)
Free cash flow	$8,661